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                                                                  EXHIBIT 13(B)

                           CLASS B DISTRIBUTION PLAN
                                      OF
                         MERCURY LARGE CAP GROWTH FUND
                                      OF
                     MERCURY LARGE CAP SERIES FUNDS, INC.
                            PURSUANT TO RULE 12b-1


     DISTRIBUTION PLAN made as of the ____ day of ___________, ____, by and between Mercury Large Cap Series Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury Large Cap Growth Fund (the "Fund"), and Princeton Funds Distributor, Inc., a Delaware corporation ("PFD").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Corporation intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares, and

     WHEREAS, the Directors have established the Fund as a series of the Corporation; and

     WHEREAS, PFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Corporation proposes to enter into a Class B Shares Distribution Agreement with PFD, pursuant to which PFD will act as the exclusive distributor and representative of the Corporation in the offer and sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund to the public; and

     WHEREAS, the Corporation desires to adopt this Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Corporation will pay an account maintenance fee and a distribution fee to PFD with respect to the Fund's Class B shares; and

     WHEREAS, the Directors of the Corporation have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Corporation hereby adopts, and PFD hereby agrees to the terms of the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:
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     1.   The Corporation shall pay PFD an account maintenance fee under the
Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares to compensate PFD and securities firms with which PFD enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class B shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class B shares of the Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Corporation shall pay PFD a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B shares to compensate PFD and securities firms with which PFD enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Fund. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. The Corporation hereby authorizes PFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. PFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide PFD with such information as is reasonably necessary to permit PFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

     4. PFD shall provide the Corporation for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

     5. This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund.

     6. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of

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this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

     7. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     8. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

     9. This Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Directors of the Corporation in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

     10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Corporation shall be committed to the discretion of the Directors who are not interested persons.

     11. The Corporation shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

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         IN WITNESS WHEREOF, the parties hereto have executed this Distribution
Plan as of the date first above written.

                                    MERCURY LARGE CAP SERIES FUNDS, INC. on
                                    behalf of its series, MERCURY LARGE
                                    CAP GROWTH FUND

                                    By:________________________________________
                                          Name:
                                          Title:

                                    PRINCETON FUNDS DISTRIBUTOR, INC.

                                    By:________________________________________
                                          Name:
                                          Title:

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                CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT

     AGREEMENT made as of the ____ day of _________, ____, by and between Princeton Funds Distributor, Inc., a Delaware corporation ("PFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, PFD has entered into an agreement with Mercury Large Cap Series Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury Large Cap Growth Fund (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund; and

     WHEREAS, PFD and the Corporation have entered into a Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which PFD receives an account maintenance fee from the Corporation at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares for account maintenance services related to the Class B shares of the Fund and a distribution fee from the Fund at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares of the Fund; and

     WHEREAS, PFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Fund's Class B shareholders and the Securities Firm is willing to perform such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities and services with respect to the Class B shares of the Fund and incur expenditures in connection with such activities and services of the types referred to in Paragraph 1 of the Plan.

     2. The Securities Firm shall provide sales and promotional activities with respect to the sale of the Class B shares of the Fund and incur distribution expenditures of the types referred to in Paragraph 2 of the Plan.

     3. As compensation for its activities and services performed under this Agreement, PFD shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     4. The Securities Firm shall provide PFD, at least quarterly, such information as reasonably requested by PFD to enable PFD to comply with the reporting requirements of Rule

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12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

     5. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                         PRINCETON FUNDS DISTRIBUTOR, INC.

                                         By:____________________________________
                                                 Name:
                                                 Title:

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                         By:____________________________________
                                                 Name:
                                                 Title:

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